Exhibit 99.2

PROFESSIONAL DIVERSITY NETWORK, INC.
801 West Adams Street, Suite 600
Chicago, Illinois  60607

September 24, 2014

Mr. Matthew B. Proman
Ms. Star Jones
Mr. Christopher Wesser
c/o NAPW, Inc.
1325 Franklin Avenue, Suite 160
Garden City, New York  11530

Re:           Registration Rights and Lock-Up Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”), among Professional Diversity Network, Inc., a Delaware corporation (“PDN”), NAPW Merger Sub Inc., a Delaware corporation (“Merger Sub”), and NAPW, Inc., a New York corporation (“NAPW”), pursuant to which all outstanding NAPW Common Shares will be acquired by PDN by means of the merger of NAPW with and into Merger Sub, with the result that NAPW will become a wholly-owned subsidiary of PDN, and NAPW Common Shares will be converted into the right of the undersigned shareholders (the “Shareholders”) to receive an aggregate of 6,318,227 newly-issued shares of PDN Common Stock, subject to adjustment for changes in the number of shares of PDN Common Stock outstanding prior to the Closing Date.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement.

(a)           Not later than nine (9) months following the Closing Date, PDN shall cause a shelf registration statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of PDN Common Stock to be issued by PDN to or on behalf of the Shareholders at the Closing pursuant to Section 2.1 of the Merger Agreement, and shall thereafter use its best efforts to have the Registration Statement declared effective not later than twelve (12) months following the Closing Date and to keep it effective until the earlier of (i) three (3) years thereafter or (ii) when each of the Shareholders can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act of 1933, as amended.

(b)           Each of the Shareholders hereby represents to PDN that such Shareholder will not, without the prior written consent of the PDN Board of Directors, offer to sell, sell or otherwise dispose of, or encumber, any shares of PDN Common Stock received by such Shareholder pursuant to Section 2.1 of the Merger Agreement before the expiration of twelve (12) months following the Closing Date.  Notwithstanding anything to the contrary in the preceding sentence, nothing herein shall restrict the Shareholders from disposing of shares of PDN Common Stock by gift or otherwise than for value.  In any such event, the shares transferred to a donee or other transferee will bear the restrictive legend contained in Section 3 below.

(c)           Until the Registration Statement has become effective under the Securities Act, each certificate representing the shares of PDN Common Stock issued at the Closing and all certificates and instruments issued in transfer thereof shall be endorsed with the following restrictive legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IF REGISTERED UNDER APPLICABLE STATE BLUE SKY OR SECURITIES LAWS OR ANY EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE, ALL IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER OF SUCH SHARES.”

Upon the effectiveness of the Registration Statement, PDN shall, upon the request of any Shareholder (together with an appropriate legal opinion), issue to such Shareholder a replacement certificate without such legend in exchange for any such legended certificate.

(d)           PDN shall furnish to all Shareholders, at PDN’s expense, such number of copies of the Registration Statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such Shareholder may reasonably request in order to facilitate the public offering of their shares of PDN Common Stock.

(e)           PDN shall promptly, at the Shareholders’ expense, use its reasonable best efforts to register or qualify any shares of PDN Common Stock covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as such Shareholders participating in such registration may reasonably request, except that PDN shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

(f)           PDN shall notify the Shareholders, promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

(g)           PDN shall advise the Shareholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(h)           (a)  PDN agrees to bear all Commission registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for PDN and all expenses and fees incident to an application for listing the shares of PDN Common Stock on the Nasdaq Capital Market and (b) the Shareholders agree to bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares of PDN Common Stock and any discounts, commissions and fees of any such underwriters, brokers and dealers, FINRA filing fees and expenses incurred by any Person in connection therewith, legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which such shares of PDN Common Stock are to be registered or qualified and the fees and disbursements of legal counsel for the Shareholders.

(i)            (i)  PDN hereby agrees to indemnify and hold harmless each Shareholder from and against, and agrees to reimburse such Shareholder with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Shareholder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that PDN shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Shareholder for use in the preparation thereof.

(ii)           Each Shareholder hereby agrees to indemnify and hold harmless PDN, its officers, directors, legal counsel and accountants and each Person who controls PDN within the meaning of the Securities Act, from and against, and agrees to reimburse PDN, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which PDN, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by such Shareholder for use in the preparation thereof.

(iii)           If any claim shall be asserted against any Person (an “Indemnified Person”) for which such Person intends to seek indemnification pursuant to Section 9(a) or (b), as the case may be, such Indemnified Person shall give prompt written notice to PDN or such Shareholders, as the case may be, of the nature of such claim, but the failure to give such notice shall not relieve PDN or such Shareholders, as the case may be, of their obligations under this Section (h) unless it or they have been prejudiced substantially thereby.  PDN or such Shareholders shall have the exclusive right to conduct, at their expense, through counsel of its or their own choosing, which counsel is approved by the Indemnified Person (which approval may not be unreasonably withheld), the defense of any such claim, and may compromise or settle such claims with the prior consent of PDN or such Shareholders (which consent shall not be unreasonably withheld).

(j)           PDN hereby confirms that this letter agreement has been duly authorized by its Board of Directors.

If the foregoing is acceptable to you, please sign below where indicated and return a copy of this letter to PDN, whereupon this letter shall become a binding agreement between PDN and the Shareholders.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ James Kirsch
Name: James Kirsch
Title: Chief Executive Officer

Agreed to and accepted:

SHAREHOLDERS:

/s/ Matthew B. Proman
Matthew B. Proman

/s/ Star Jones
Star Jones

/s/ Christopher Wesser
Christopher Wesser